UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2009

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50531	20-0308891
(Commission File Number)	(IRS Employer ID Number)

4000 Aerial Center Parkway, Morrisville, North Carolina 27560
 (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (919) 653-3400

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Proposed Transaction with Merge Healthcare

On May 30, 2009, etrials Worldwide, Inc., Merge Healthcare Incorporated and Merge Acquisition Corp., a newly formed wholly-owned subsidiary of Merge Healthcare (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of etrials (the “Shares”) in exchange for: (i) $0.80 in cash, without interest (the “Cash Consideration”), and (ii) 0.3448 newly issued shares of Merge Healthcare’s common stock, par value $0.01 per share (collectively, the “Offer Price”). Following the consummation of the Offer, Merger Sub will merge with and into etrials (the “Merger”), and all Shares not acquired in the Offer (other than Shares held by the etrials’ holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the greater of (i) the Offer Price and (ii) the highest price per Share paid to any holder of etrials common stock pursuant to the Offer, in the same form of consideration paid (the “Merger Consideration”). The Merger Agreement contains customary representations, warranties and covenants by the parties. etrials has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire etrials and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for etrials and Merge Healthcare and provides that, in connection with the termination of the Merger Agreement under specified circumstances, etrials will be required to pay Merge Healthcare a termination fee of $500,000, plus reimburse Merge Healthcare for reasonable out of pocket expenses up to $250,000.

Merge Healthcare agreed that Merger Sub would commence the Offer as promptly as practicable. The Offer will remain open for no more than 20 business days, subject to extensions in certain instances. The obligation to accept for payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (i) the tender of a majority of the total number of outstanding Shares, on a fully diluted basis, (ii) Merge Healthcare must file a Form S-4 registering the common stock to be issued in the Offer, and such registration statement must go effective, (iii) the absence of any law prohibiting, restraining or enjoining the Offer, (iv) the absence of any material adverse effects on etrials, (v) the accuracy of the representations of etrials, and (vi) compliance with covenants by etrials.

In the Merger Agreement, etrials granted to Merge Healthcare and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per Share price equal to the greater of (i) $1.70 and (ii) an amount equal to the highest price per Share paid pursuant to the Offer, up to that number of newly issued Shares that, when added to the number of Shares, directly or indirectly, owned by Merge Healthcare and Merger Sub constitutes one Share more than 90% of the Shares outstanding, on a fully diluted basis. The Top-Up Option is exercisable only after Merge Healthcare and Merger Sub own at least 80% of the outstanding Shares and prior to the fifth business day after the expiration date of the Offer or any subsequent offering period, and is not exercisable if the number of Shares that would need to be issued (taken together with the number of Shares outstanding, on a fully diluted basis) exceeds the number of authorized but unissued Shares.

In addition, certain stockholders of etrials have agreed to enter into tender and support agreements pursuant to which such stockholders have committed to accept the Offer and to tender all Shares beneficially owned by them, which represents, in the aggregate, approximately 33% of etrials’ outstanding Shares.

Termination of Merger Agreement and Stockholder Support Agreements with Bio-Imaging Technologies, Inc.

Also on May 30, 2009, etrials, Bio-Imaging Technologies, Inc. and BioClinica Acquisition, Inc. terminated the merger agreement among them dated as of May 4, 2009, as amended on May 15 and 19, 2009, providing for the previously announced acquisition of etrials by Bio-Imaging.  As a result of the termination of the Bio-Imaging merger agreement, the stockholder support agreements between certain stockholders of etrials and Bio-Imaging were terminated automatically pursuant to their terms.  Also as a result of the termination of the Bio-Imaging merger agreement,  etrials will be required to pay Bio-Imaging a termination fee of $500,000, plus reimburse Bio-Imaging for reasonable out of pocket expenses up to $250,000.

Other Information

The foregoing descriptions of the Merger Agreement and the form of Stockholder Support Agreement for the acquisition of etrials by Merge Healthcare are qualified in their entirety by reference to the full texts of the Merger Agreement and the form of Stockholder Support Agreement, which are filed as exhibits to this current report and are incorporated herein by reference.  The Merger Agreement among etrials, Merge Healthcare and Merger Sub is substantially identical to the now terminated merger agreement between etrials and Bio-Imaging.  The form of Stockholder Support Agreement between certain stockholders of etrials and Merge Healthcare is substantially identical to the now terminated stockholder support agreements between those etrials stockholders and Bio-Imaging.  The Bio-Imaging merger agreement and form of stockholder support agreement were filed as exhibits to etrials’ current report on Form 8-K filed with the SEC on May 5, 2009.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about etrials, Merge Healthcare or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential schedules of exceptions provided by etrials to Merge Healthcare and Merger Sub, and vice versa, in connection with the signing of the Merger Agreement. These schedules of exceptions contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between etrials and Merge Healthcare and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about etrials, Merge Healthcare or Merger Sub.

On June 1, 2009, etrials and Merge Healthcare issued a joint press release announcing the execution of the Merger Agreement and the termination of the Bio-Imaging merger agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

NOTICES

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Merge Healthcare and Merger Sub intend to file a tender offer statement on a Schedule TO containing an offer to purchase/prospectus, a letter of transmittal and other related documents, as well as a registration statement on Form S-4, with the Securities and Exchange Commission, or SEC. At the time the tender offer is commenced, etrials intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will, file a proxy statement or information statement with the SEC in connection with the Merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase/prospectus, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase/prospectus and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent to be selected by Merge Healthcare. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about Merge Healthcare, the tender offer and the Merger may be obtained, if and when available, without charge, by directing a request to either; etrials Worldwide, Inc., Attention: Jay Trepanier, Chief Financial Officer, at 4000 Aerial Center Parkway, Morrisville, North Carolina 27560, or on etrials’s corporate website at www.etrials.com; or to Merge Healthcare Incorporated: Attention: Julie Pekarek, Investor Relations, at 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-5650, or on Merge Healthcare Incorporated’s corporate website at www.merge.com.

Safe Harbor Statement

This report contains forward-looking statements, including statements regarding the proposed transaction between etrials and Merge Healthcare.  All of these forward-looking statements involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the ability of etrials and Merge Healthcare to complete the transaction contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement.  In addition, other important factors that could cause results to differ materially include those related to the expected timing and financial or other benefits of the transaction, the timing of filings and approvals related to the transaction and the expected timing of the closing of the transaction, the ability of etrials and Merge Healthcare to execute their business strategy if the proposed transaction is consummated, strategic decisions regarding etrials’ and Merge Healthcare’s businesses, and  general financial, economic, regulatory and political conditions affecting the economy and the pharmaceutical industries generally. More information about potential factors that could cause actual results to differ from the forward-looking statements included in this report is included in etrials’ filings with the SEC, including the “Risk Factors” section of  etrials’ Annual Report on Form 10-K for the year ended December 31, 2008. All forward-looking statements are based on information available to etrials on the date hereof, and etrials assumes no obligation to update such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.5	Agreement and Plan of Merger, dated as of May 30, 2009, by and among Bio-Imaging Technologies, Inc., Merger Healthcare Incorporated and etrials Worldwide, Inc.

2.6	Form of Stockholder Support Agreement, dated May 30, 2009, by and among Merger Healthcare Incorporated and the directors, executive officers and certain stockholders of etrials Worldwide, Inc.

99.1	Joint press release, dated June 1, 2009, of etrials Worldwide, Inc. and Merge Healthcare Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ETRIALS WORLDWIDE, INC.

Date: June 1, 2009
/s/ M. Denis Connaghan
M. Denis Connaghan
President and Chief Executive Officer